Exhibit 99.1

Premier, Inc. Eliminates Dual-Class Structure to Simplify Ownership;

Amends and Extends Group Purchasing Agreements with Member-Owners to Support Sustainable, Long-Term Revenue Growth

Elimination of Dual-Class Structure Expected to Result in Meaningful Cash Tax Savings

Terminating Tax Receivable Agreements and

Paying Out Related Obligations Over Five-Year Period

Separately Entered into Amended and Extended Group Purchasing Agreements with Member-Owners, Securing Five-to-Seven Year Terms

Board of Directors Declares Quarterly Cash Dividend of $0.19 per Share

Provides Fiscal Year 2021 Financial Effect and Long-Term Financial Targets;

Anticipates Earnings Growth in Fiscal 2022 and Beyond

Company to Hold Conference Call at 5.00 p.m. ET Today

CHARLOTTE, N.C. – August 11, 2020 – Premier, Inc. (NASDAQ: PINC), a leading healthcare improvement company, today announced that it has completed a corporate restructuring to eliminate its dual-class ownership structure, through an exchange under which Premier’s member-owners converted their Class B units in Premier Healthcare Alliance, LP (Premier LP) and corresponding Class B shares of Premier, Inc.(Premier) into shares of Premier Class A common stock, on a one-for-one basis, thus simplifying its financial reporting. The company also terminated its Tax Receivable Agreement (TRA) with its member-owners by accelerating those payment obligations at a discounted value as provided in the TRA. The company noted that members representing more than 99% of its member-owner gross administrative fees agreed to the corporate restructuring and termination of TRAs.

The company also announced that, separately, it has entered into amended Group Purchasing Organization (GPO) agreements with the vast majority of its member-owners. The amended GPO agreements are expected to support sustainable, long-term growth of net administrative fees revenue and enhance the company’s flexibility to invest in strategic initiatives to deliver additional value for members and stockholders.

In addition, Premier announced that its Board of Directors has initiated and declared a quarterly cash dividend of $0.19 per share beginning in the first quarter of fiscal year 2021.

“By undertaking these strategic actions to simplify Premier’s structure and strengthen our company, we expect to have greater flexibility to drive growth and support our technology-enabled, end-to-end supply chain as well as our enterprise analytics and performance improvement initiatives,” said Susan DeVore, Premier’s Chief Executive Officer. “In addition, we are pleased to have reached agreements that extend our longstanding relationships with an overwhelming majority of our member-owner organizations. These agreements demonstrate the value we deliver to our members and reflect their support of our strategy as we move forward. We believe that the changes we are making will enhance our ability to further differentiate Premier with additional innovative offerings that deliver superior service, performance and value for all our stakeholders.”

DeVore added, “With our consistent, strong cash flow generation, we believe we have ample liquidity and the ability to return capital to stockholders and invest in continued growth of the business. Implementing a quarterly cash dividend underscores our focus on returning capital to shareholders and demonstrates our confidence in the strength, stability and prospects of our company.”

Elimination of Dual-Class Structure and Termination of Tax Receivable Agreement

Premier eliminated its dual-class ownership structure through an exchange under which the company’s member-owners converted their Class B units in Premier LP and corresponding class B shares of Premier into shares of Premier Class A common stock on a one-for-one basis. The elimination of the dual-class structure follows the company’s transition to a majority independent Board of Directors. Together, these actions complete Premier’s shift away from its prior “controlled-company” status, meaningfully simplifies its ownership structure and financial reporting, and is expected to result in significant future cash tax savings.

The exchange of the Class B units and corresponding Class B shares into shares of Class A common stock has resulted in the company recording tax amortizable goodwill in the amount of $1.2 billion to $1.4 billion, which, subject to future tax rates and other conditions, is expected to result in $300 million to $350 million in future cash tax savings. Including the company’s historical quarterly Class B unit exchanges, Premier expects to record $3.1 billion to $3.3 billion in tax amortizable goodwill, which is expected to result in $780 million to $830 million in future cash tax savings.

Also, as a result of the exchange, 100% of operating income will now be attributable to the parent corporation, Premier, Inc. As such, the company will no longer make quarterly tax distribution payments to the former limited partners as it previously had under the dual-class ownership structure. Due to the ability to realize incremental benefit from its existing deferred tax assets, Premier expects its cash taxes to be $20 million to $35 million lower in fiscal 2021 compared with fiscal 2020, and, subject to fluctuations in income, geographic mix of its revenues and changes in tax law, the company expects to continue to benefit from lower cash taxes in future years.

Finally, Premier also expects to benefit from simplified tax reporting resulting in a remeasurement of its deferred tax assets and the write-off of certain deferred tax liabilities. This is expected to result in a one-time deferred tax benefit of $100 million to $120 million which the company currently expects will result in a negative effective tax rate in fiscal 2021.

Under the TRA termination, the company accelerated the payments due to member-owners under the existing TRA at a discounted value. In connection with the termination of the TRA, Premier will make early termination payments totaling approximately $474.0 million. Of that amount, the company expects to pay less than $11.0 million in its first fiscal quarter of 2021, and the remaining $463.0 million will be paid in 18 equal quarterly installments beginning in the quarter ending March 31, 2021. The termination of the TRAs eliminates both historical TRA liabilities as well as those associated with the restructuring and is expected to enhance Premier’s financial and balance sheet flexibility.

Amended GPO Agreements

Separately, Premier has secured amended, long-term GPO agreements with member-owners representing 96% of the company’s member-owner gross administrative fees revenue for the 12 months ended June 30, 2020. Generally, the amended agreements have durations of five, six or seven years and eliminate the “termination for convenience” clauses contained in the prior agreements and are expected to enhance the company’s visibility and stability of net administrative fees revenue and support sustainable, long-term revenue growth.

The revised fee-share arrangements in the amended agreements provide an attractive value proposition for Premier’s member-owners based on the total return of the relationship that Premier provides while preserving attractive longer-term economics for Premier. Including the terms of the amended and extended GPO agreements, and consistent with Premier’s prior commentary and expectations that its administrative fee share could increase over time, the company’s aggregate fee share across all members of Premier’s group purchasing organization is expected to be in the high-40% to low-50% range moving forward, compared with the mid-30% range for the 12 months ended June 30, 2020. The company’s GPO agreements with those member-owners that have not yet agreed to amended terms remain in place.

Financial Effect of Amended GPO Agreements and Long-Term Financial Targets

With the amended GPO agreements in place, Premier believes it has significantly increased the stability and transparency of its future revenue and earnings and successfully addressed the risk and uncertainty related to member-owner GPO agreement renewals.

As a result of the terms of the amended GPO agreements, the company expects a $100 million to$110 million reduction to net administrative fees revenue the company otherwise would have expected in fiscal 2021. This equates to an expected reduction in non-GAAP adjusted EBITDA and non-GAAP adjusted earnings per share of $100 million to $110 million and $0.60 to $0.66, respectively, in fiscal 2021.

Beginning in fiscal 2022, the company is targeting a multi-year compound annual growth rate in the mid-to-high single digits for consolidated net revenue, adjusted EBITDA and adjusted earnings per share.

Returning Capital to Stockholders with Common Stock Dividend

In light of the company’s enhanced long-term financial stability, Premier’s Board of Directors has declared a quarterly cash dividend of $0.19 per share, or $0.76 on an annualized basis. The first cash dividend payment will be made on September 15, 2020 to stockholders of record as of September 1, 2020.

Additional Information

The matters discussed in this press release regarding the elimination of the dual class structure, the termination of the TRA, the commencement of dividends, and the amendments of GPO Participation Agreements were reviewed and approved by the Board of Directors of the Company, as well as a Special Committee of the Board of Directors comprised of the independent directors of the Company, and included the engagement by the Special Committee of BofA Securities, Inc. as their financial advisor and Cravath, Swaine & Moore LLP as their legal advisor.

Additional details regarding the company’s amended GPO agreements, elimination of its dual-class structure, retirement of its TRA obligations, and declaration of a quarterly dividend are available in a Form 8-K expected to be filed shortly with the U.S. Securities and Exchange Commission.

CONFERENCE CALL

The conference call will be webcast live from the company’s website and available at the following link: PINC Webcast Link. The webcast should be accessed 10 minutes prior to the conference call start time. A replay of the webcast will be available for one year following the conclusion of the live broadcast and accessible on the company’s website at https://investors.premierinc.com.

For those parties who do not have internet access, the conference call can be accessed by calling one of the below telephone numbers and providing conference ID number 5168844:

Domestic participant dial-in number (toll-free):	844.296.7719
International participant dial-in number:	574.990.1041

Premier’s presentation describing the highlights of this morning’s announcement and that will accompany the conference call and webcast can be accessed via the following link: PINC Business and Financial Update August 11, 2020.

About Premier, Inc.

Premier Inc. (NASDAQ: PINC) is a leading healthcare improvement company, uniting an alliance of more than 4,000 U.S. hospitals and health systems and approximately 175,000 other providers and organizations to transform healthcare. With integrated data and analytics, collaboratives, supply chain solutions, and consulting and other services, Premier enables better care and outcomes at a lower cost. Premier plays a critical role in the rapidly evolving healthcare industry, collaborating with members to co-develop long-term innovations that reinvent and improve the way care is delivered to patients nationwide. Headquartered in Charlotte, N.C., Premier is passionate about transforming American healthcare. Please visit Premier’s news and investor sites on www.premierinc.com; as well as Twitter, Facebook, LinkedIn, YouTube, Instagram and Premier’s blog for more information about the company.

Forward-Looking Statements

Statements made in this release that are not statements of historical or current facts, such as those related to the expected near- and long-term tax benefits, net administrative fee visibility, enhanced financial and balance sheet flexibility, the expected financial impacts from the amendment of the GPO agreements, and the expected growth rate for consolidated net revenue, adjusted EBITDA and adjusted earnings per share beginning in fiscal 2022, are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements may involve known and unknown risks, uncertainties and other factors that may cause the actual results, performance or achievements of Premier to be materially different from historical results or from any future results or projections expressed or implied by such forward-looking statements. Accordingly, readers should not place undue reliance on any forward-looking statements. In addition to statements that explicitly describe such risks and uncertainties, readers are urged to consider statements in the conditional or future tenses or that include terms such as “believes,” “belief,” “expects,” “estimates,” “intends,” “anticipates” or “plans” to be uncertain and forward-looking. Forward-looking statements may include comments as to Premier’s beliefs and expectations as to future events and trends affecting its business and are necessarily subject to uncertainties, many of which are outside Premier’s control. More information on potential factors that could affect Premier’s financial results is included from time to time in the “Cautionary Note Regarding Forward-Looking Statements,” “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections of Premier’s periodic and current filings with the SEC, including those discussed under the “Risk Factors” and “Cautionary Note Regarding Forward-Looking Statements” section of Premier’s Form 10-K for the year ended June 30, 2019 as well as the Current Report on Form 8-K expected to be filed with the SEC shortly after the date of this release, and also made available on Premier’s website at investors.premierinc.com. Forward-looking statements speak only as of the date they are made, and Premier undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information or future events that occur after that date, or otherwise.

Contacts:

Investor Relations contact:

Angie McCabe

angie_mccabe@premierinc.com

Media contact:

Amanda Forster

Public_Relations@premierinc.com